Exhibit 21.1

SUBSIDIARIES OF TRINSEO PLC

AS OF DECEMBER 31, 2023

Entity Name	Jurisdiction
1. Trinseo Belgium B.V.	Belgium
2. Trinseo Operating Belgium B.V.	Belgium
3. Trinseo Canada ULC	Canada
4. Styron Synthetic Materials (Shanghai) Company Limited	China
5. Trinseo Polymers (Zhangjiagang) Company Limited	China
6. Altuglas International Denmark A/S	Denmark
7. Trinseo Suomi Oy	Finland
8. Altuglas International SAS	France
9. Styron Operating France SAS	France
10. Trinseo France S.A.S.	France
11. Trinseo Deutschland Anlagengesellschaft mbH	Germany
12. Trinseo Deutschland GmbH	Germany
13. Trinseo Deutschland RE GmbH & Co. KG	Germany
14. Trinseo Deutschland RE GP GmbH	Germany
15. Trinseo (Hong Kong) Limited	Hong Kong
16. Trinseo Materials (Hong Kong) Limited	Hong Kong
17. Trinseo India Trading Private Limited	India
18. PT Trinseo Materials Indonesia	Indonesia
19. PT Trinseo Operating Indonesia	Indonesia
20. Styron Ireland IBH Limited	Ireland
21. Trinseo Finance Ireland Unlimited Company	Ireland
22. Trinseo Ireland Global IHB Limited	Ireland
23. Trinseo Ireland Holdings Limited	Ireland
24. Trinseo Services Ireland Limited	Ireland
25. A.P.I. Applicazioni Plastiche Industriali S.p.A.	Italy
26. Altuglas S.r.l.	Italy
27. Styron Operating Italy S.r.l.	Italy
28. Trinseo Italia S.R.L.	Italy
29. Trinseo Japan Y.K.	Japan
30. Trinseo Korea Ltd.	Korea
31. Trinseo Holding S.à r.l.	Luxembourg
32. Trinseo Luxco S.à r.l.	Luxembourg
33. Trinseo Luxco Finance SPV S.à r.l.	Luxembourg
34. Trinseo Materials Operating S.C.A.	Luxembourg
35. Altuglas Mexico, S.A. de C.V.	Mexico
36. Trinseo de México S. de R.L. de C.V.	Mexico
37. Heathland B.V.	The Netherlands
38. Styron Netherlands Holding Company B.V.	The Netherlands
39. Styron Operating Netherlands B.V.	The Netherlands
40. Trinseo Holding B.V.	The Netherlands
41. Trinseo Netherlands B.V.	The Netherlands
42. Styron Poland sp. z.o.o.	Poland
43. Trinseo Holdings Asia Pte. Ltd.	Singapore
44. Trinseo Singapore Pte. Ltd.	Singapore
45. Trinseo Spain S.L.	Spain
46. Trinseo Sverige AB	Sweden
47. Styron Europe Holding GmbH	Switzerland
48. Styron Export Operating GmbH	Switzerland
49. Trinseo Europe GmbH	Switzerland

50. Trinseo Export GmbH	Switzerland
51. Taiwan Trinseo Limited	Taiwan
52. Styron Operating Kimya Ticaret Limited Sirketi	Turkey
53. Trinseo Kimya Ticaret Limited Şirketi	Turkey
54. Trinseo UK Limited	England and Wales
55. Altuglas LLC	USA – Delaware
56. Americas Styrenics LLC[1]	USA – Delaware
57. Trinseo LLC	USA – Delaware
58. Trinseo Materials Finance, Inc.	USA – Delaware
59. Trinseo NA Finance LLC	USA – Delaware
60. Trinseo NA Finance SPV LLC	USA – Delaware
61. Trinseo U.S. Holding, Inc.	USA – Delaware
62. Trinseo U.S. Receivables Company SPV LLC	USA – Delaware
63. Aristech Surfaces LLC	USA – Kentucky

1 Represents a joint venture company of which the registrant indirectly owns 50% of the voting equity.